UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   April 26, 2010

Blue Gem Enterprise
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153441	20-8043372
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

4770 Biscayne Blvd, Suite 1460
Miami, Florida 33137
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Telephone: (305) 573-0836
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01.	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

Effective April 20, 2010, the client auditor relationship between Blue Gem Enterprise (the “Company”, “we”, and “us”) and LBB & Associates Ltd., LLP ("LBB") was terminated as LBB resigned as the Company’s auditor.

LBB's report on the financial statements of the Company for the fiscal years ended May 31, 2009 and 2008 did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles except for a modification with regard to substantial doubt about the Company's ability to continue as a going concern.

During the Company’s two most recent fiscal years ended May 31, 2009 and 2008, and the subsequent period through the date of the resignation of LBB, April 20, 2010, there were no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope of procedure which disagreement(s), if not resolved to the satisfaction of LBB, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report as described in Item 304 (a)(1)(iv) of Regulation S-K.

There have been no reportable events as provided in Item 304(a)(1)(iv) of Regulation S-K during the Company's fiscal years ended May 31, 2009 and 2008, and any later interim period, including the interim period up to and including the date the relationship with LBB ceased.

The Company has authorized LBB to respond fully to any inquiries of any new auditors hired by the Company relating to their engagement as the Company's independent accountant. The Company has requested that LBB review the disclosure and LBB has been given an opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views, or the respect in which it does not agree with the statements made by the Company herein. Such letter is filed as an exhibit to this Report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description of Exhibit

16.1*	Letter from LBB & Associates Ltd., LLP

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Gem Enterprise

By:	/s/ Allan Sepe
Allan Sepe President

April 27, 2010